Exhibit 99.1

NextPlat Reports 474% Increase in Consolidated Q2 Revenues to $17 Million and Record 34.2% Quarterly Margins; $70 Million in 2024 Annual Revenues Expected

Additional Healthcare Services Contracts and E-Commerce Expansion Expected to Drive Continued Growth Supported by Approximately $24.9 Million in Cash

COCONUT GROVE, FL – August 14, 2024 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-Commerce provider, today announced record financial results for its second fiscal quarter ended June 30, 2024 which includes the consolidation of the operations of its e-commerce business with the results of its healthcare operations, Progressive Care Inc. (OTCQB: RXMD) (“Progressive Care”).

“We are pleased with our second quarter performance as our healthcare and global e-commerce technology operations continue to produce strong top-line growth and greatly improved margin performance, driven by new 340B services contracts, increased prescription volumes as well as contributions from our recently acquired Outfitter Satellite operations,” said Charles M. Fernandez, Executive Chairman and CEO of NextPlat Corp. “Through the strategic combination with Progressive Care and the further expansion of e-commerce sales in North America and China this year, supported by a solid balance sheet, we believe we created a valuable and sustainable growth platform capable of delivering improved operational and financial results for our shareholders in the months ahead.”

Second Quarter 2024 Financial Highlights:

● Consolidated revenues for the quarter ended June 30, 2024 were approximately $17.0 million, an increase of over 474% versus revenue of approximately $3.0 million for the quarter ended June 30, 2023. Results for the second quarter of 2024 reflect e-commerce revenue of approximately $3.5 million, including the contribution of Outfitter Satellite (“Outfitter”) acquired in April 2024, and approximately $13.5 million in revenue contributed from the Company’s healthcare operations. Results for the second quarter of 2023 reflect e-commerce revenue only because the business combination with Progressive Care occurred on July 1, 2023.  Based upon current expectations, available product inventory and the number of new and existing healthcare services contracts, the Company anticipates full-year revenue of approximately $70 million.

● Gross margins for the quarter ended June 30, 2024, increased significantly to a record 34.2%, up from 28.5% reported for the quarter ended June 30, 2023. The increase is primarily attributable to the Company’s healthcare operations because of the Progressive Care consolidation. Gross profit margin attributable to our healthcare operations was approximately 35% for the quarter ended June 30, 2024. E-commerce profit margins improved to approximately 32% from 29% reported for the same period in 2023 driven largely by continued increases in higher margin product sales, recurring airtime revenue, and Outfitter sales in the second quarter.

● Operating expenses for the quarter ended June 30, 2024, were approximately $16.7 million compared to approximately $4.2 million for the same period in 2023. The increased operating expenses were primarily attributable to a non-cash impairment loss of approximately $9.8 million related to intangible assets and goodwill acquired in the Progressive Care acquisition in 2023.

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The Company conducts ongoing impairment testing on the estimated fair value of goodwill and intangible assets in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Fair value methodologies for intangible assets include estimates of future cashflows related to the Company’s 340B pharmacy service agreements. These estimates of future cash flows are subject to change due to multiple external factors including the 340B covered entity’s patient outcomes and adherence with program compliance requirements.

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The Company believes that annual reductions in operating costs, especially public company expenses, will contribute to improved operational profitability following the successful completion of the merger with Progressive Care.

●Net loss for the quarter ended June 30, 2024 was approximately $5.3 million or ($0.28) per diluted share compared to a net loss of approximately $4.3 million or ($0.24) diluted earnings per share reported for the quarter ended June 30, 2023.

● The Company ended the second quarter of 2024 with approximately $24.9 million in cash, a sequential increase from approximately $23.5 million reported for the first quarter of 2024.

Organizational Highlights and Recent Business Developments:

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Growth at the Company’s healthcare business, Progressive Care, saw a 17% increase in quarterly revenue in the second quarter of 2024, driven by 11% growth in pharmacy prescriptions and a 41% increase in its 340B contract services business versus its standalone second quarter results in 2023. Additional 340B contracts and sales efforts targeting long-term care and assisted living facilities, started late last year and earlier this year, are contributing to increased revenue and growth in prescriptions filled.

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On April 12, 2024, NextPlat announced a proposed merger with Progressive Care in an all-stock transaction that would result in Progressive Care becoming a wholly-owned subsidiary of NextPlat which is expected to provide annual operating cost reductions. On August 6, 2024, the Company filed the definitive proxy statement/prospectus regarding the proposed merger and set September 13, 2024, as the Annual Meeting date for the shareholder vote. If approved by shareholders at the Annual Meeting, and subject to customary closing conditions and requirements, the Company anticipates completing the transaction in early October.

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The Company’s technology e-commerce business continued to see increased global demand for satellite-enabled communications devices, producing sales to customers in 92 countries. Demand for high margin, recurring airtime contracts remains at record levels increased further by the positive contribution of Outfitter, which predominately sells connectivity products compatible with the Iridium satellite network. Under its North American expansion plan, its website was updated, and an Amazon storefront was launched, generating new online sales in late July. Also, during the quarter, the Company expanded its portfolio of satellite-based connectivity solutions as a reseller of SpaceX’s Starlink through a joint venture agreement with Pivotel Solutions Inc.

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The Company advanced its e-commerce development program for OPKO Healthcare (“OPKO”)-branded products in China on Alibaba’s Tmall Global platform following longer than expected regulatory clearance, recording its first product sales in late July. In July, the Company also began promoting select OPKO products in China through its new marketing and distribution partner (“the Marketing Partner”) who is providing access to additional e-commerce sites including JD and Temu and is currently developing new digital and social media marketing programs expected to launch later this year.

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To support the pending launch of NextPlat’s Florida Sunshine line of branded vitamins and supplements, initial products have been shipped to the Marketing Partner in China for marketing program development. It is expected that Florida Sunshine products will be made available to Chinese consumers on multiple online marketplaces and be featured in campaigns conducted by social media influencers and bloggers starting later in the fourth quarter.

David Phipps, President of NextPlat and CEO of Global Operations, added, “Our successes in the second quarter reflect continued fundamental strength across our healthcare services and technology e-commerce portfolio, helping us to achieve several financial and operational performance milestones. Our ability to quicky expand our platform with the addition of Outfitters and comprehensive marketing and sales capabilities for healthcare and wellness products in China, uniquely positions NextPlat to deliver value to our global base of customers, partners and brands.”

The financial information included in this press release should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which were filed with the Securities and Exchange Commission earlier today.

For more information regarding the financial results of Progressive Care Inc. for the quarter ended June 30, 2024, investors should refer to its Quarterly Report on Form 10-Q which were filed with the Securities and Exchange Commission earlier today.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets including technology and healthcare. Through acquisitions, joint ventures and collaborations, the Company intends to assist businesses in selling their goods online, domestically, and internationally, allowing customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications division offering voice, data, tracking, and IoT products and services worldwide as well as pharmacy and healthcare data management services in the United States through its subsidiary, Progressive Care Inc. (OTCQB: RXMD).

Important Information About the Merger and Where to Find It

In connection with the proposed merger between NextPlat and Progressive Care, NextPlat has filed a joint proxy statement/prospectus with the SEC which has been declared effective, and each of NextPlat and Progressive Care have mailed the joint proxy statement/prospectus relating to the proposed business combination to their respective stockholders. NextPlat may also file other relevant documents regarding the proposed transaction with the SEC.

NextPlat's and Progressive Care’s shareholders and other interested persons are advised to read the joint proxy statement/prospectus and the amendments thereto and documents incorporated by reference therein filed in connection with the Merger, as these materials will contain important information about NextPlat, Progressive Care, and the Merger. INVESTORS AND SECURITY HOLDERS OF NEXTPLAT ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT PROGRESSIVE CARE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PROGRESSIVE CARE, NEXTPLAT AND THE MERGER. Shareholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355.

Participants in the Solicitation

NextPlat and its directors and executive officers may be deemed participants in the solicitation of proxies from NextPlat’s shareholders with respect to the Merger. A list of the names of those directors and executive officers and a description of their interests in NextPlat is contained in NextPlat’s Annual Report  on Form 10-K filed with the SEC on April 11, 2024 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to NextPlat Corp, 3250 Mary St., Suite 410, Coconut grove, FL 33133, Attention: Chief Financial Officer, Telephone: (305) 560-5355. Additional information regarding the interests of such participants will be contained in the proxy statement for the Merger when available.

Progressive Care and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of NextPlat in connection with the Merger. A list of the names of such directors and executive officers and information regarding their interests in the Merger is included in the joint proxy statement/prospectus.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch additional e-commerce capabilities for consumer and healthcare products  and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

NEXTPLAT CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Sales of products, net	$14,030	$2,957	$28,150	$5,834
Revenues from services	2,959	-	6,332	-
Revenue, net	16,989	2,957	34,482	5,834

Cost of products	11,120	2,113	23,741	4,369
Cost of services	63	-	126	-
Cost of revenue	11,183	2,113	23,867	4,369

Gross profit	5,806	844	10,615	1,465

Operating expenses:
Selling, general and administrative	2,218	2,519	4,220	3,308
Salaries, wages and payroll taxes	2,785	968	5,409	1,556
Impairment loss	9,792	-	9,924	-
Professional fees	1,004	544	1,989	865
Depreciation and amortization	903	168	1,810	330
Total operating expenses	16,702	4,199	23,352	6,059

Loss before other (income) expense	(10,896)	(3,355)	(12,737)	(4,594)

Other (income) expense:
Gain on sale or disposal of property and equipment	-	-	(1)	-
Interest expense	19	5	41	10
Interest earned	(197)	(172)	(412)	(183)
Other income	-	(266)	-	(316)
Foreign currency exchange rate variance	5	(40)	31	(69)
Total other income	(173)	(473)	(341)	(558)

Loss before income taxes and equity in net loss of affiliate	(10,723)	(2,882)	(12,396)	(4,036)

Income taxes	(20)	(52)	(47)	(52)
Loss before equity in net loss of affiliate	(10,743)	(2,934)	(12,443)	(4,088)

Equity in net loss of affiliate	-	(1,407)	-	(1,440)
Net loss	(10,743)	(4,341)	(12,443)	(5,528)

Net loss attributable to non-controlling interest	5,432	-	5,652	-
Net loss attributable to NextPlat Corp	$(5,311)	$(4,341)	$(6,791)	$(5,528)

Comprehensive loss:
Net loss	$(10,743)	$(4,341)	$(12,443)	$(5,528)
Foreign currency loss	(27)	(12)	(9)	(35)
Comprehensive loss	$(10,770)	$(4,353)	$(12,452)	$(5,563)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,311)	$(4,341)	$(6,791)	$(5,528)
Weighted number of common shares outstanding – basic and diluted	18,824	18,072	18,774	16,254

Loss per share - basic and diluted	$(0.28)	$(0.24)	$(0.36)	$(0.34)

NEXTPLAT CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except shares and par data)

	June 30, 2024	December 31, 2023
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash	$24,877	$26,307
Accounts receivable, net	10,369	8,923
Receivables - other, net	1,013	1,846
Inventories, net	4,701	5,135
Unbilled revenue	206	189
VAT receivable	333	342
Prepaid expenses	273	640
Notes receivable due from related party	265	256
Total Current Assets	42,037	43,638

Property and equipment, net	3,694	3,989

Goodwill	156	731
Intangible assets, net	4,564	14,423
Operating right of use assets, net	887	1,566
Finance right-of-use assets, net	18	22
Deposits	39	39
Prepaid expenses, net of current portion	66	61
Total Other Assets	5,730	16,842
Total Assets	$51,461	$64,469

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$11,894	$13,176
Contract liabilities	142	42
Notes payable	205	312
Due to related party	23	18
Operating lease liabilities	380	532
Finance lease liabilities	13	18
Income taxes payable	93	139
Total Current Liabilities	12,750	14,237

Long Term Liabilities:
Notes payable, net of current portion	1,120	1,211
Operating lease liabilities, net of current portion	619	929
Finance lease liabilities, net of current portion	-	5
Total Liabilities	14,489	16,382

Commitments and Contingencies	-	-

Equity
Preferred stock ($0.0001 par value; 3,333,333 shares authorized)	-	-
Common stock ($0.0001 par value; 50,000,000 shares authorized, 18,973,146 and 18,724,596 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	2	2
Additional paid-in capital	68,348	67,170
Accumulated deficit	(41,717)	(34,925)
Accumulated other comprehensive loss	(99)	(63)
Equity attributable to NextPlat Corp stockholders	26,534	32,184
Equity attributable to non-controlling interests	10,438	15,903
Total Equity	36,972	48,087

Total Liabilities and Equity	$51,461	$64,469